Exhibit 10.1

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT (this "Amendment") is made and entered into as of the 18th day of January, 2017 (the "Effective Date"), and is by and between Cliff J. Weinstein, an individual residing at the address listed in the files of the Company ("Executive"), and FORM Holdings Corp. (formerly Vringo, Inc.), a Delaware corporation with principal offices located at 780 3rd Avenue, 12th Floor, New York, NY 10017 (the "Company").

WITNESSETH

WHEREAS, the Executive and the Company entered into an Employment Agreement on February 13, 2013 (the "Agreement"), as amended on August 20, 2015 and October 13, 2015; and

WHEREAS, the Company and the Executive desire to amend the bonuses and incentive compensation provision by amending the Agreement as set forth in this Amendment;

NOW, THEREFORE, in consideration of the foregoing recitals and the respective covenants and agreements of the parties contained in this document, the Company and Executive hereby agree as follows:

1.	Section 5 of the Agreement shall be amended to include:

The Executive shall be entitled to the incentive of either 5(a) (Change of Control Incentive) or 5(b) (Public Offering Incentive), whichever occurs first, subject to the conditions set forth in Section 5(a) or 5(b) as applicable.

(a)	Change of Control Incentive: Provided that on the date of the closing of a Change of Control of FLI Charge, Inc. ("FLI Charge") the Executive is either employed by FLI Charge or receiving severance and has not been terminated for Cause, the Executive will be entitled to 5% of the amount equal to the total amount of cash and the fair market value (on the date of payment) of all non- cash consideration paid or payable to the Company or its stockholders in connection with the Change of Control of FLI Charge net of transaction expenses and less the original Company acquisition price of FLI Charge of $1,500,000 and less any past or future capital contributions made or to be made by the Company or its stockholders; provided, however, to the extent that (i) any consideration otherwise receivable by the Company or its stockholders is deposited in escrow or otherwise receivable as a non-contingent deferred payment; and/or (ii) any portion of the consideration is payable to the Company or its stockholders as a contingent deferred payment (a "Future Payment Event"), such amounts shall be paid to the Executive only if and when such amounts become payable to the Company or its stockholders. Notwithstanding the foregoing, except if the Future Payment Event is subject to a substantial risk of forfeiture in accordance with Section 409A of the Internal Revenue Code (the "Code"), if the amount payable in connection with a Future Payment Event will be received by the Company or the Company 's stockholders on a date that is later than the fifth anniversary of the effective time of the Change of Control, the Executive will not be eligible to receive any payment in connection with such Future Payment Event. If the Future Payment Event is subject to a substantial risk of forfeiture at the time the Change of Control becomes effective, the Executive shall remain eligible to receive a distribution from any Future Payment Event in accordance with this paragraph. As used in this Agreement, "Change of Control" shall have the meaning set forth in the Company 's 2012 Employee, Director and Consultant Equity Incentive Plan.

or

(b)	Public Offering Incentive: Provided that on the date of the closing of a public spin-off or initial public offering of FLI Charge ("Public Offering") the Executive is either employed by FLI Charge or receiving severance and has not been terminated for Cause, the Executive will receive restricted stock units ("RSUs"), pursuant to FLI Charge's equity incentive plan then in effect, equal to 5% of FLI Charge's outstanding shares of common stock issued in the Public Offering; provided, however, that the RSUs will not begin to vest until at least one hundred eighty (180) days after the Public Offering.

2.	The Executive acknowledges that this Amendment, the execution thereof, and any communication or negotiations between the Executive and the Company related to this Amendment or otherwise, do not constitute Good Reason termination (as defined in the Agreement) under the Agreement.

3.	This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York without reference to principles of conflicts of laws.

4.	This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one of the same instrument.

IN WITNESS WHEREOF, the Executive and the Company have caused this Amendment to be executed as of the date first above written.

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[Signature Page to Third Amendment to Employment Agreement ]

__________________________

Cliff Weinstein

FORM HOLDINGS CORP.

By: _______________________

Name: Andrew Perlman

Title: CEO